HARTFORD LIFE INSURANCE COMPANY

UNANIMOUS WRITTEN CONSENT OF DIRECTORS

The undersigned, being all of the Board of Directors of Hartford Life Insurance Company ("the Corporation"), hereby consent to the following resolutions in accordance with Section 33-749 of the Connecticut Business Corporation Act; such resolutions to have the same force and effect as if duly adopted at a meeting of the Board of Directors duly called and held for such purpose:

RE-DESIGNATION OF SEPARATE ACCOUNT:

RESOLVED, that the establishment of the Putnam Capital Manager Trust Separate Account by the Company in accordance with state insurance laws to issue variable annuity or variable life insurance contracts being segregated in such Putnam Capital Manager Trust Separate Account is here ratified; and be it further

RESOLVED, that such Putnam Capital Manager Trust Separate Account be, and effective April 1, 2001, is hereby re-designated as Separate Account Ten”; and be it further

RESOLVED, that each of the Officers of the Corporation be, and hereby is, authorized and directed to make any such filings or notices and to take such other actions as may be necessary or required by law to give effect to the foregoing resolutions.

IN WITNESS WHEREOF, the undersigned, being all the directors of the Corporation have executive this contract as of the 30th day of March, 2001, the effective date of this action.

/s/ David T. Foy                        /s/ Thomas M. Marra
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David T. Foy                        Thomas M. Marra

/s/ Christine H. Repasy                     /s/ Lowndes A. Smith
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Christine H. Repasy                    Lowndes A. Smith

/s/ John C. Walters                    /s/ Lizabeth H. Zlatkus         \
--------------------------------------------------            ----------------------------------------------------John C. Walters                        Lizabeth H. Zlatkus

/s/ David M. Znamierowski
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David M. Znamierowski